EXHIBIT 2.1

                  Asset Purchase Agreement dated March 29, 2000





                                        4
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THIS   AGREEMENT   IS  SUBJECT   TO   ARBITRATION   PURSUANT  TO   THE  UNIFORM
ARBITRATION ACT, SECTION 15-48-10, ET SEQ., CODE OF LAWS OF SOUTH CAROLINA, 1976 (AS AMENDED)

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this 29 day of MARCH, 2000, by and between HARLEY F. FREIBERGER, M.D., individually and D/B/A THE CHARLESTON DERMATOLOGY AND COSMETIC SURGERY CENTER ("Seller"), and LIGHTTOUCH VEIN & LASER OF SOUTH CAROLINA, INC., a South Carolina corporation ("Purchaser"), a wholly owned subsidiary of LIGHTTOUCH VEIN & LASER, INC., a Nevada corporation ("Parent").


                              W I T N E S S E T H:

         WHEREAS, Seller presently owns certain assets identified herein below which are employed in connection with the operation of a cosmetic surgery center known as "The Charleston Dermatology and Cosmetic Surgery Center" in Charleston, South Carolina; and

         WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the assets employed by Seller in connection with its operation of the aforementioned Cosmetic Surgery Center in Charleston, South Carolina (the "Business"), in accordance with and subject to the terms, conditions and provisions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement, and intending to be legally bound, Purchaser, Parent and Seller hereby agree as follows:

         1. PURCHASE AND SALE OF ASSETS. At the closing (as defined in Section 5 of this Agreement), Seller shall sell or assign to Purchaser, and Purchaser shall purchase from Seller, all of the rights, title and interest in and to Seller's assets located in Charleston, South Carolina and employed in connection with the operation of the Business, excluding, however, the Excluded Assets set forth on SCHEDULE "A-1" (the "Assets"), including, without limitation:

                  (a) all personal property described on SCHEDULE "A" to this Agreement (subject to disposals or consumption thereof in the ordinary course of business between the date hereof and the Closing Date) or replacements thereof and alterations thereto in the ordinary course of business between the date hereof and the Closing Date;

                  (b) all governmental authorizations, licenses and permits listed on SCHEDULE "B" to this Agreement, together with any renewals, extensions, or modifications thereof and applications therefor (to the extent assignable);

               (c) (i) all of the written contracts, agreements, commitments, understandings, or instruments relating to the Business, including, without limitation, all leases, and (ii) all written



Charleston: 181928 v. 15.
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agreements,  with employees of the Business,  whether earned before or after the
Closing Date (collectively, the "Contracts") to which Seller is a party or by which it is bound, being the contracts listed in SCHEDULE "C" to this Agreement,
except  for  those   contracts   listed  on  SCHEDULE  "D"  to  this   Agreement
(collectively, the "Excluded Contracts"), which are specifically excluded from the Assets;

                  (d) all books and records of Seller relating to the Assets and the Business;

                  (e) all patient lists and medical records relating to the Business;

                  (f) all  marketing  and  advertising   materials   relating to
the Business including, without limitation, all literature, displays, brochures, photographs, slides, advertising artwork and logos;

                  (g) all accounts receivables and notes receivables relating to the Business and in existence as of the Closing Date;

                  (h) all prepaid expenses relating to the Business and in existence as of the Closing Date;

                  (i) all telephone numbers associated with the Business; and

                  (j) all goodwill associated with the Business.

     2. ASSUMPTION OF LIABILITIES. On and after the Closing Date, Purchaser shall pay, perform, assume, and discharge, in accordance with their respective terms:

               (a) all liabilities and obligations of Seller from and after the Closing Date under the Contracts listed in SCHEDULE "C" to this Agreement except for the Excluded Contracts;

               (b) all liabilities and obligations of Seller from and after the Closing Date under all equipment leases existing as of Closing Date as identified on SCHEDULE "E" to this Agreement; and

         Except as set forth herein above, Purchaser shall not assume, nor in any manner become responsible for, any other debts, obligations or liabilities of Seller, whether known or unknown, fixed, contingent or otherwise, including, without limitation, any liability arising out of contract, quasi-contract or tort, any liabilities for income, real property or other taxes, including, but not limited to, sales, and/or use taxes relating to this transaction, of any nature whatsoever, and any liabilities under any employment or similar agreements.

         Except with respect to the liabilities expressly assumed by Purchaser herein above, Seller hereby agrees to indemnify and hold harmless Purchaser with respect to any and all other debts, obligations or liabilities of Seller as set forth in the preceding paragraph. Purchaser and Parent agree to indemnify and hold Seller harmless with respect to (i) any and all of the assumed liabilities


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and (ii) any and all other  liabilities and obligations of the Business  arising from and after the date of Closing.

     3. PURCHASE PRICE. The aggregate purchase price for the Assets is Seven Hundred Thousand and no/100 Dollars ($700,000.00) (the "Purchase Price"), which shall consist of a purchase money promissory note of Purchaser to Seller in the sum of $700,000.00 and secured by the Assets set out in Section 1 above (the "Note"). The Note shall be payable in two (2) installments of principal, without interest (provided no event of default exists). If the Business maintains a cash flow of not less than $400,000.00 for the period beginning April 1, 2000 and ending March 31, 2001, Purchaser shall pay to Seller principal as follows: (i) the first installment of principal in the amount of $200,000.00 on or before the date which is twelve (12) months from the Closing Date; and (ii) the second installment of principal in the amount of $500,000.00 on or before the date which is twenty-four (24) months from the Closing Date. For purposes of this Agreement, cash flow shall mean net income, including facility rental income calculated using the accrual method of accounting subject to the rules and provisions of Generally Accepted Accounting Principles (GAAP) before income taxes and Seller's total compensation for the period being reported. Cash flow shall be determined by the certified public accountant for the Purchaser (the "CPA") according to GAAP. If the CPA determines that the cash flow for the above stated period is less than $400,000.00, then the principal repayment dates under the Note shall automatically be extended for successive twelve (12) and twenty-four (24) month periods, without interest (provided no event of default exists), until the required cash flow is attained within a fiscal year.

     4. PAYMENT AND ALLOCATION. The Purchase Price above shall be paid by Purchaser, as applicable, to Seller on the Closing Date in the form of the Stock and the Note together with the liabilities and obligations assumed under Section 2 (a) and (b). The Purchase Price shall be allocated among the Assets as provided on SCHEDULE "F-1" attached hereto. Such allocation of the Purchase Price shall be conclusive and binding on both Purchaser and Seller for purposes of their federal and, where applicable, state and local income tax returns. Purchaser and Seller each hereby covenant and agree that each will not take a position on any such return or report, before any governmental agency or any judicial proceeding that is in any way inconsistent with this Section 4.

     5. CLOSING; REASONABLE EFFORTS The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Seller, on or before March 31, 2000, time being of the essence, or at such other time, date or place upon which Purchaser and Seller shall agree in writing (the "Closing Date"). At the Closing, concurrently with the discharge of the other party's respective closing obligations:

          5.1  SELLER'S  CLOSING  ITEMS.  Seller  shall  deliver  to  Purchaser:


               (a) A bill of sale and assignment in the form (with appropriate insertions) attached as SCHEDULE "F" to this Agreement, and an assignment and assumption of lease with release in the form (with appropriate insertions) attached as SCHEDULE "G" to this Agreement, together with such consents as are required, to effect the sale, conveyance, and transfer of good and marketable title to the Assets from the Seller to Purchaser, free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances, except for Permitted Liens (as defined in Section 7(f); and


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               (b) The opinions of counsel and certificates required by Sections
10 (a), 10 (b), and 10 (c) of this Agreement.

               (c)  An  employment   contracts   with  Seller,   Dr.  Harley  F.
Freiberger, or a corporation employing him, as more fully set out in Section 6 herein.

               5.2 PURCHASER'S CLOSING ITEMS. Purchaser shall deliver to Seller:


               (a) The Stock certificates, the Note, the Security Agreement, Collateral Assignment of Lease and UCC-1 Financing Statements;

               (b) An instrument or instruments of assumption in the form (with appropriate insertions) attached as SCHEDULE "G" to this Agreement to evidence Purchaser's assumption of the liabilities to be assumed by Purchaser in accordance with Section 2 of this Agreement;

               (c) The opinion of counsel and certificates required by Sections 11(a), 11 (b), and 11 (c) of this Agreement;

               (d) An employment contract with Seller, Dr. Harley F. Freiberger, or a corporation employing him, as more fully set out in Section 6 herein.

               (e) A Resolution of the Purchaser and Parent approving the execution, delivery and performance of this Agreement and the transactions contemplated thereby, in form and substance satisfactory to Seller and certified by the Purchaser and Parent's secretary as of the Closing Date.

     6. RETENTION OF EMPLOYEES. Purchaser shall retain all employees of Seller at their existing compensation levels and positions. The retention of Seller's employees shall not constitute an employment contract between Purchaser and retained employees and Purchaser shall be free to discharge the retained employees in accordance with existing law. Seller shall, at all times, both prior to and after the Closing Date, be responsible for all wages and compensation accrued as of, and arising prior to, the Closing Date. Purchaser and Parent shall, at all times, both prior to and after the Closing Date, be responsible for all wages and compensation arising on or after the Closing Date of all of Seller's former employees hired and retained by Purchaser.

Purchaser and Parent shall, on or before the Closing Date, enter into an employment contract with Seller, Harley F. Freiberger, M.D., as Medical Director of the Parent or with a corporation employing him (the "Employment Contract"). Seller shall earn and be entitled to receive all of the first $40,000.00 of the cash flow received by Purchaser each and every month for the first twenty-four
(24) months (or for such longer period as necessary if the Note has not been paid in full). All of the cash flow received by Purchaser above $40,000.00 per month up to $55,000.00 per month during such period shall be retained by Purchaser. All of the cash flow in excess of $55,000.00 shall be shared between Seller and Purchaser on 50/50 basis (with 50% of the additional cash flow over $55,000.00 per month going to the account of Seller and 50% of the additional cash flow over


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$55,000.00  per month going to the account of  Purchaser).  For purposes of this
Section, cash flow shall have the same meaning as cash flow in Section 3(b). After such initial twenty-four (24) month period (or such longer period if the Note referenced in Section 3(b) has not been paid in full), Seller shall be paid a guaranteed minimum annual salary of $175,000.00, plus 50% of all of the cash flow of the Purchaser for a term and with additional benefits to be determined by Purchaser and Parent and Seller, Dr. Freiberger. The Employment Agreement shall contain a non-compete clause for the term of the employment. The Note shall be secured by the non-compete agreement so that a default in the Note will terminate the non-compete agreement. In addition, the Employment Contract will contain provisions for the following: (i) all business related travel and other related expenses for travel, seminars, meetings, conferences and the like by Seller on behalf of Purchaser and/or Parent which has been approved by Purchaser or Parent (which approval will not be unreasonably withheld), will be paid by Parent (excluding travel and related expenses for required Continuing Medical Education except where Parent requests or approves attendance) and shall be charged as an expense of the Purchaser; (ii) Seller will have a corporate credit card issued in his name under Parent's account for all such expenses paid for by Parent; (iii) on all such approved business and related travel, Seller shall be entitled to travel First Class; and (iv) on all such approved business and related travel, Seller shall be entitled to stay in hotels where any such conferences or meetings are booked. Seller, as Medical Director, will have influence and direct input on all aspects of the operations of Parent, including, without limitation, quality and professionalism of such operations.

         After the due date of the first installment of principal under the Promissory Note, Seller shall be elected to the Board of Directors of Parent.

     7. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser and Parent, and acknowledges that Purchaser and Parent rely on such representations and warranties in entering into and proceeding under this Agreement, that::

               (a) EXECUTION, AND DELIVERY OF THIS AGREEMENT. The execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby will not conflict with or constitute a violation, breach, or default under any material contract, trust agreement, mortgage, indenture, or other agreement or instrument to which Seller is a party or by which it is bound or to which Seller or any of its properties is subject.

               (b) CONSENTS. No provision of any material contract, trust agreement, mortgage, indenture, or other agreement or instrument to which Seller is a party or by which it is bound or to which Seller or any of its properties is subject requires the consent or authorization of any other person or entity as a condition precedent to the consummation of the transactions contemplated by this Agreement. No governmental consents or authorizations are required for the transfer of the Assets, the acquisition of Purchaser of the Business or the operation of the Business by Purchaser.

               (d) BROKERS. No person or entity is entitled to any brokerage or finder's fee or commission or other like payment in connection with the negotiations relating to or the transactions contemplated by this Agreement, based on any agreement, arrangement, or understanding with Seller, or any of Seller's respective officers, directors, agents, or employees.


      .\

               (e) CURRENT LITIGATION. To Seller's knowledge, except as set forth in SCHEDULE "H" to this Agreement, there are no claims of any kind or any actions, suits, or proceedings threatened or pending in any court or before any governmental commission or agency against Seller, or against the Assets, which are material to the Business and Seller is aware of no facts, conditions, or circumstances that could provide a basis for any such claims, actions, suits, or proceedings. Seller has complied in all material respects with and is not in material violation of any order, writ, injunction, or decree of any court, agency, or instrumentality relating to the Assets and/or the Business to Seller's knowledge.

               (f) TITLE TO ASSETS. Seller has good, marketable, fee simple title to the Assets to be sold and conveyed by Seller to Purchaser hereunder. The Assets constitute all of the tangible and intangible assets which are reasonably necessary and adequate to the operation of Seller's Business as it is presently conducted. At the time of their conveyance to Purchaser at the Closing Date, the Assets shall be free and clear of all mortgages, pledges, security interests, liens, charges, subleases, restrictions or encumbrances of any nature whatsoever, except for the liens listed on SCHEDULE "I" (the "Permitted Liens").

               (g) ENVIRONMENTAL MATTERS. To Seller's knowledge, Seller is in material compliance with all applicable federal, state, and local laws, rules, regulations, ordinances, and requirements relating to health, safety and the protection of the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC 9601 et seq. and the Resource Conservation and Recovery Act, 42 USC 6901 et seq.; and to Seller's knowledge, Seller has received all governmental licenses, permits, and registrations (federal, state, county and local) materially necessary to operate its Business as it has been conducted to date, including but not limited to, those required by such laws, rules and regulations; and Seller has not received any notice of noncompliance with any such laws, rules or regulations.

               (h) TAX MATTERS. Except as set forth in SCHEDULE "J", Seller has duly and timely filed all federal, state, local and foreign tax returns, tax information returns, and reports required to be filed through the date of this Agreement, and has paid or made adequate provision by reserve or accrual for payment of all federal, state, and local income, property, sales, use, profits, occupancy, employment, excise, customs duties or other taxes of any nature whatsoever which have become due pursuant to such returns and reports, or pursuant to any assessment received by it, which taxes or assessments, if not paid by Seller, would become the liability of Purchaser, except for taxes the validity of which Seller may be contesting in good faith in appropriate proceedings, and Seller will file all such returns and pay all such taxes through the Closing Date.

               (i) CONTRACTS; AGREEMENTS. Except for this Agreement or any agreement contemplated hereby, and the Contracts listed in SCHEDULE "C" and the Excluded Contracts listed in SCHEDULE "D", Seller is not a party to or subject to, whether written or oral, (i) any management, employment or consulting contract or any other contract or arrangement with any employee, agent or representative which is not by its own terms terminable at will upon thirty (30) days written notice, without penalty, or (ii) any contract, agreement or arrangement having, or which will have, a material, adverse effect upon the Assets being transferred hereunder or the Business and operations of Seller, including (but not limited to) term loan arrangements and other agreements with creditors.

               (j) ABSENCE OF RECOMMENDED CORRECTIVE ACTIONS. To Seller's knowledge, there are no presently active recommendations or requirements of any insurance company that has issued a policy with respect to the Assets and/or Business of Seller, nor, except as disclosed on SCHEDULE "K", is any governmental authority requiring or recommending any work to be done or action taken on or with respect to the Assets and/or Business of Seller, or is requiring or recommending any equipment or facilities be installed on or other action taken in connection with the Assets and/or the conduct of Seller's Business.

               (k) ACCURACY AND COMPLETENESS OF REPRESENTATIONS AND WARRANTIES. No representation or warranty of Seller contained in this Agreement, or in any certificate, schedule, exhibit, or other document furnished pursuant hereto, contains any untrue statement of a material fact.

     8. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT. Purchaser and Parent represent and warrant to Seller, and acknowledges that Seller relies on such representations and warranties in entering into and proceeding under this Agreement, that:

               (a) LEGAL STANDING. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and any and all other jurisdictions where required by law, with full power and authority to enter into this Agreement and all other agreements contemplated by this Agreement and to consummate the transactions contemplated hereunder and thereunder. Purchaser is a South Carolina corporation which is a corporation wholly owned by Parent and duly organized, validly existing, and in good standing under the laws of the State of South Carolina and any and all other jurisdictions where required by law, with full power and authority to enter into this Agreement and all other agreements contemplated by this Agreement and to consummate the transactions contemplated hereunder and thereunder.

               (b) AUTHORIZATION, EXECUTION, AND DELIVERY OF THIS AGREEMENT. This Agreement has been duly authorized by all necessary legal action of Purchaser and Parent and has been duly executed and delivered by Purchaser and Parent. The execution and delivery of this Agreement by Purchaser and Parent and the consummation of the transactions contemplated hereunder will not conflict with or constitute a violation of any provisions of the Articles of Incorporation or By-laws of Purchaser and Parent or conflict with or constitute a violation, breach, or default under any material contract, trust agreement, mortgage, indenture, or other agreement or instrument to which Purchaser or Parent is a party or by which Purchaser or Parent is bound or to which Purchaser or Parent or any of its properties is subject.

               (c) CONSENTS. No provision of the Articles of Incorporation or By-laws of Purchaser or Parent or of any material contract, trust agreement, mortgage, indenture, or other agreement or instrument to which Purchaser or Parent is a party or by which it is bound or to which Purchaser or Parent or any of its properties is subject requires the consent or authorization of any other person or entity as a condition precedent to the consummation of the transactions contemplated hereby.

               (d) BROKERS. No person or entity is entitled to any finder's or brokerage fee or commission or other like payment in connection with the transactions contemplated by this

Agreement based on agreements, arrangements, or understandings with Purchaser, or any of Purchaser's respective members, managers, agents, or employees.

               (e) ACCURACY AND COMPLETENESS OF REPRESENTATIONS AND WARRANTIES. No representation or warranty of Purchaser contained in this Agreement, or in any certificate, schedule, exhibit, or other document furnished pursuant hereto, contains any untrue statement of a material fact.

               (f) NO VIOLATION OF LAWS. Neither Purchaser nor Parent has not received, nor is it aware of, any notice or citation of violation of any law, ordinance, regulation or directive of any governmental or quasi-governmental authority having, or claiming, jurisdiction with respect to Purchaser.

               (g) TAXES. Purchaser and Parent have filed all tax returns required to be filed by it under the laws of the United States of America, the State of South Carolina and each State or other jurisdiction in which it is required to do so and has paid all taxes for the periods covered by such returns.

         9. CIRCUMSTANCES PRIOR TO CLOSING. From the date of this Agreement until the Closing Date, Purchaser shall promptly notify Seller, and Seller shall promptly notify Purchaser, upon receipt of actual notice or knowledge of any fact which would make any representation or warranty contained in this Agreement untrue in any material respect.

          9.1 OBLIGATIONS OF SELLER PRIOR TO CLOSING. From the date of this agreement until the Closing Date, Seller shall use its reasonable efforts to:

               (a) Afford Purchaser, its accountants, counsel, technical advisors, and other representatives free and reasonable access during normal business hours to the offices, equipment, facilities, records, files, contracts, agreements, books of account, and tax returns of Seller relating to the Assets and the Business and furnish Purchaser and Parent with all information concerning the Assets and the Business as Purchaser shall reasonably request;

               (b) Use its reasonable efforts to continue in force policies of insurance which insure the Assets and the Business with such amounts of coverage as are reasonably available, and continue in force all bonds, surety contracts, or guaranties relating to the Business set forth in any schedule to this Agreement;

               (c) Not enter into any employment agreement relating to the Business with any person unless Seller has the right to terminate such employment agreement without liability;

               (d) Not knowingly take any action or omit to take any action which will result in the material violation by Seller of any law applicable to this transaction or cause a material breach by Seller of any of the representations and warranties of Seller set forth in this Agreement or any lease, agreement, contract, or commitment to which Seller is a party;

               (e) Give Purchaser written notification of any material changes taking place after the delivery of any Schedules and other documents which would have been reflected in such documents had such changes occurred prior to the time such documents were first delivered.

          9.2 OBLIGATIONS OF PURCHASER AND PARENT PRIOR TO CLOSING. From the date of this Agreement until the Closing Date, Purchaser and Parent shall:

               (a) Not knowingly take any action or omit to take any action which will result in the material violation by Purchaser or Parent of any law applicable to this transaction or cause a material breach by Purchaser or Parent of any of the representations and warranties of Purchaser or Parent set forth in this Agreement; and

               (b) Use its reasonable efforts to obtain prior to Closing all consents by third parties and all governmental authorizations, licenses and permits which are necessary for Purchaser or Parent's performance of this Agreement or for Purchaser's ownership and operation of the Business following the Closing Date.

     10. CONDITIONS TO PURCHASER'S OBLIGATION. The obligation of Purchaser and Parent to consummate on the Closing Date the transactions contemplated by this Agreement will be subject to the satisfaction of each of the following conditions on or prior to the Closing Date, unless waived by Purchaser and
Parent:

               (a) OPINION OF COUNSEL FOR SELLER. Purchaser and Parent shall have received the written opinion of counsel for Seller, dated the Closing Date.

               (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in Section 8 of this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, except for changes resulting from the ordinary course of Seller's Business, or as contemplated by this Agreement.

               (c) PERFORMANCE OF THIS AGREEMENT. Seller shall have performed and observed in all material respects its covenants and obligations as set forth in this Agreement prior to or on the Closing Date.

               (d) LITIGATION. There shall be no injunction, decree, or order issued by any court, governmental agency, or authority, or any litigation instituted by any governmental agency or authority challenging or seeking to prohibit or enjoin any of the transactions contemplated by this Agreement.

               (e) CONDITION OF ASSETS. No material portion of the Assets shall have been damaged or destroyed by fire, flood, or other casualty which is not covered by Seller's insurance.

               (f) MATERIAL CLAIMS. No material claim shall have arisen, of which Seller is aware, that is not adequately covered by insurance policies maintained by Seller, and Seller shall have delivered a certificate to that effect signed by the chief executive officer of Seller and dated as of the Closing Date.

               (g) UCC OPINION. Purchaser shall have, at its own cost and expense, obtained and received the results of a Uniform Commercial Code (UCC) search certifying that all of the Assets are free, clear and unencumbered as of the Closing Date.

               (h)  AFFIDAVIT  OF  TITLE.   Purchaser  shall  have  received  an
Affidavit of Title from Seller, in a form satisfactory to Purchaser's counsel, as to all of the Assets.

               (i)  THIRD  PARTY  CONSENTS.   Seller  shall  have  received  all
necessary consents and approvals of third parties as may be required with respect to any Contracts to be assumed by Purchaser.

               (j) GOVERNMENTAL CONSENTS. Seller shall have received such governmental licenses and permits as may be required for the operation of the Business.

               (k) Receipt of Purchaser's Closing Items in accordance with Paragraph 5.1.

     11. CONDITIONS TO SELLER'S OBLIGATION. The obligation of Seller to consummate on the Closing Date the transactions contemplated by this Agreement will be subject to the satisfaction of each of the following conditions on or prior to the Closing Date, unless waived by Seller:

               (a) OPINION OF COUNSEL FOR PURCHASER AND PARENT. Seller shall have received the written opinion of counsel to Purchaser and Parent, dated the Closing Date.

               (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser and Parent contained in Section 9 of this Agreement shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date, except for changes resulting from the ordinary course of Purchaser's business or as contemplated by this Agreement, and Purchaser and Parent shall have delivered to Seller a certificate signed by an authorized officer of Purchaser and Parent and dated the Closing Date.

               (c) PERFORMANCE OF THIS AGREEMENT. Purchaser and Parent shall have performed and observed in all material respects its covenants and obligations under this Agreement prior to or on the Closing Date and Purchaser shall have delivered to Seller a certificate signed by an authorized member of Purchaser and Parent and dated the Closing Date.

               (d) LITIGATION. There shall be no injunction, decree, or order issued by any court, governmental agency, or authority, or any litigation instituted by any governmental agency or authority, challenging or seeking to prohibit or enjoin any of the transactions contemplated by this Agreement.

               (e) SELLER DUE DILIGENCE. Seller has independently investigated the restrictions and limitations on transfer with respect to the Purchaser's Stock transferred to Seller under Section 3 (a) and is satisfied as to the nature and quality of such Stock based on the financial information and disclosures provided by Purchaser to Seller.

               (f) Receipt of Purchaser and Parent's Closing Items in accordance with Paragraph 5.2.

     12. ADDITIONAL COVENANTS OF SELLER AND PURCHASER. Seller and Purchaser hereby additionally covenant as follows:

               (a) Seller shall retain full liability for all existing obligations whatsoever of Seller to third parties as of the Closing Date, except those expressly assumed by Purchaser or Parent pursuant to Section 2 of this Agreement, and shall hold Purchaser and Parent harmless and indemnify them from any such liability arising from said obligations of Seller.

               (b) Purchaser shall pay any and all sales and use taxes that may arise as a result of this Agreement and the transactions contemplated herein.

               (c) Seller  will timely file all  applicable  federal,  state and local tax returns, declarations of statements with respect to all federal, state and local income, property, sales, use, profits, occupancy, employment, withholding, occupational license, excise or other taxes of any nature whatsoever required to be filed that relate to the period prior to Closing, and Seller shall pay all taxes which relate to or stem from the operation of Seller's business prior to the Closing, including but not limited to, real estate taxes and personal property taxes on the Assets for the current tax year prorated between Seller and Purchaser as of the Closing Date.

               (d) Purchaser will timely file all applicable federal,  state and local tax returns, declarations of statements with respect to all federal, state and local income, property, sales, use, profits, occupancy, employment, withholding, occupational license, excise or other taxes of any nature whatsoever required to be filed that relate to the period after Closing, and Purchaser shall pay all taxes which relate to or stem from the operation of Purchaser's business after the Closing.

               (e) The financial statements of the Purchaser as of December 31, 1999, together with related statements of operations and deficit and changes in financial position for the years then ended, and the notes thereto, all of which have been reported by Clark, Shaefer, Hackett & Co., certified public accountants, which have been delivered to Seller, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial condition of the Purchaser at the dates indicated and the results of operations for the periods indicated.

               (f) Purchaser agrees to indemnify and hold harmless Seller from and against any and all loss, claim, damage, liability, or expense (including, but not limited to, legal fees and any and all other expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened against any of the foregoing) arising out of or based upon any misrepresentation made by Purchaser herein and in any financial information and other written disclosures provided by Purchaser to Seller.

               (g) Parent agrees to provide at its expense marketing and advertising for Purchaser and agrees to spend up to $100,000.00 during the first six (6) months following the Closing Date on marketing and advertising the Purchaser's business in the Charleston, South

Carolina market area promptly upon Seller's request. Such marketing and advertising shall be in accordance with a written marketing plan approved by Seller. Such expenditure shall ultimately be charged back as an expense against Purchaser. Furthermore, Parent shall provide national advertising and marketing, training, support, and other services necessary or desirable for the success of the Purchaser's business in the Charleston, South Carolina market area.

               (h) Purchaser and Seller shall cooperate with each other to comply with all federal, state and local laws, rules and regulations governing the transactions contemplated herein, including, without limitation, any and all securities and antitrust disclosures and filings, if applicable.

     13. BOOKS AND RECORDS. Seller agrees that, prior to the Closing Date, Purchaser shall be afforded full and complete access to all of Seller's books, records and properties relating to the Assets and the Business, and shall be furnished with copies of management prepared financial statements for the Assets and the Business for all periods through the Closing Date.

     14. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS, GUARANTEES AND INDEMNIFICATIONS. The parties hereto agree that the representations, warranties, covenants, guarantees, indemnifications, and other agreements contained in this Agreement or in any document, certificate, instrument, exhibit, or disclosure schedule delivered in connection herewith shall survive the Closing and continue to be binding regardless of any investigation made at any time by the parties. Said survival is not intended to alter or extend the date as of which said representations and warranties speak.

     15. INDEMNIFICATION.

          15.1 INDEMNIFICATION BY SELLER. After the Closing Date, Seller shall indemnify and hold harmless Purchaser against and in respect of:

               (a)  Any  damage,   deficiency,   or  costs  resulting  from  any
misrepresentation or breach of warranty or any nonfulfillment of any covenant or agreement on the part of Seller under this Agreement;

               (b) Any damage, deficiency, or costs arising from the within Agreement and resulting from claims accruing prior to the Closing Date by a person, firm, or corporation other than a party to this Agreement; and

               (c) Any claim, action, suit, proceeding, demand, judgment, assessment, cost, and expense, including reasonable counsel fees, incident to any of the foregoing.

     Seller shall reimburse Purchaser and Parent for all liabilities, damages, deficiencies, claims, actions, suits, proceedings, demands, judgments, assessments, costs, and expenses to which this Section 15.1 relates including, but not limited to, reasonable attorney fees and costs of defense.

          15.2 INDEMNIFICATION BY PURCHASER AND PARENT. After the Closing Date, Purchaser and Parent shall indemnify and hold harmless Seller against and in respect of:

               (a)  Any  damage,   deficiency,   or  costs  resulting  from  any
misrepresentation or breach of warranty or any nonfulfillment of any covenant or agreement on the part of Purchaser or Parent under this Agreement;

               (b) Any damage, deficiency, or costs arising from the within Agreement and resulting from claims accruing after the Closing Date by a person, firm, or corporation other than a party to this Agreement; and

               (c) Any claim, action, suit, proceeding, demand, judgment, assessment, cost, and expense, including reasonable counsel fees, incident to any of the foregoing.

         Purchaser and Parent shall reimburse Seller for any liabilities, damages, deficiencies, claims, actions, suits, proceedings, demands, judgments, assessments, costs, and expenses to which this Section 15.2 relates including, but not limited to, reasonable attorney fees and costs of defense.

               15.3 INDEMNIFICATION PROCEDURE. A party seeking indemnification (the "indemnitee") shall use its reasonable efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs, and expenses in respect of which indemnity may be sought under this Agreement. The indemnitee shall give prompt written notice to the party from whom indemnification is sought (the "indemnitor") of the assertion of a claim for indemnification, but in no event longer than (a) fifteen (15) days after service of process in the event litigation is commenced against the indemnitee by a third party, or (b) thirty (30) calendar days after the indemnitee becomes aware of circumstances, not involving the commencement of litigation by a third party, which may give rise to a claim for indemnification. No such notice of assertion of a claim shall satisfy the requirements of this Section 15.3 unless it describes in reasonable detail and in good faith the facts and circumstances upon which the asserted claim for indemnification is based. The indemnitee shall consult with the indemnitor with respect to the payment, settlement, or defense of any claim, action, suit, proceeding, or demand. If any action or proceeding shall be brought in connection with any liability or claim to be indemnified hereunder, the indemnitee shall provide the indemnitor a period of thirty (30) calendar days to decide whether to defend such liability or claim. During such period the indemnitee shall take all necessary steps to protect the interests of itself and the indemnitor, including the filing of necessary responsive pleadings, the seeking of emergency relief, or other action necessary to maintain the status quo, subject to reimbursement from the indemnitor of its expenses in doing so. If the indemnitor determines that it shall defend such action or proceeding, the indemnitor shall defend such action or proceeding at its expense, using counsel selected by any insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by it and approved by the indemnitee, which approval shall not be unreasonably withheld or delayed. The indemnitor shall keep the indemnitee fully apprised at all times as to the status of the defense and shall consult with the indemnitee prior to settlement of any indemnified matter. In the event the indemnitee has a claim or claims against any third party growing out of or connected with the indemnified matter, then upon receipt of indemnification, the indemnitee shall fully assign to the indemnitor the entire claim or claims and the indemnitor shall thereupon be subrogated with respect to such claim or claims of the indemnitee.

     16. INTERPRETATION. None of the terms, conditions, or provisions of this Agreement shall be interpreted as establishing, constituting, or intending a partnership or joint venture between Seller and Purchaser.

     17. ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement, including the Schedules hereto, constitutes and contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes any prior writing by the parties. The parties may, by mutual agreement in writing, amend this Agreement in any respect, and any party, as to such party, may in writing (a) extend the time for the performance of any obligations of any other party; (b) waive any inaccuracies in representations and warranties by any other party; (c) waive performance of any obligations by any other party; and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations hereunder. No such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement. Any such amendment or waiver must be signed by an officer of the parties or party to such amendment or waiver.

     18. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.

     19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party but all of which taken together shall constitute one and the same agreement.

     20. EXPENSES. Except as otherwise provided in this Agreement, Seller and Parent/Purchaser shall pay their respective fees and expenses (including fees and expenses of legal counsel, financial consultants, accountants or other representatives) incurred in connection with the negotiation, execution, or closing of this Agreement and the other transactions contemplated by this Agreement.

     21. NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement will be in writing and will be deemed to have been given on the date of delivery personally or of deposit in the United States mail, postage pre-paid by registered or certified mail, return receipt requested, as follows:

               TO SELLER:

                THE  CHARLESTON  DERMATOLOGY  AND COSMETIC  SURGERY  CENTER
                ATTN:  HARLEY F. FREIBERGER, M.D.
                WESTWOOD OFFICE PARK
                29 GAMECOCK AVE.
                CHARLESTON, S.C. 29407

                TO PURCHASER:

                LIGHT TOUCH VEIN & LASER OF SOUTH CAROLINA, INC.
                ATTN:  GREGORY F. MARTINI

                10663 MONTGOMERY ROAD
                CINCINNATI OHIO 45242

                WITH A COPY TO:

                JAMES G. WOLTERMANN, ESQ.
                ADAMS, STEPNER, WOLTERMANN & DUSING, P.L.L.C.
                40 WEST PIKE STREET
                P. O. BOX 861
                COVINGTON, KENTUCKY  41012-0861

                TO PARENT:

                LIGHT TOUCH VEIN & LASER, INC.
                ATTN:  GREGORY F. MARTINI
                10663 MONTGOMERY ROAD
                CINCINNATI OHIO 45242

                WITH A COPY TO:

                JAMES G. WOLTERMANN, ESQ.
                ADAMS, STEPNER, WOLTERMANN & DUSING, P.L.L.C.
                40 WEST PIKE STREET
                P. O. BOX 861
                COVINGTON, KENTUCKY  41012-0861

     22. THIRD PARTY RIGHTS. It is the intention of the parties that nothing in this Agreement shall be deemed to create any right with respect to any person or entity not a party to this Agreement.

     23. PARTIES IN INTEREST; ASSIGNMENT. All covenants and agreements contained in this Agreement by or on behalf of any of the parties to this Agreement shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not. No party to this Agreement may assign its rights or delegate its obligations under this Agreement to any other person or entity without the express prior written consent of the other party, except that Purchaser may assign its rights and delegate its obligations to a subsidiary or affiliated business entity of Purchaser.

     24. GOVERNING LAW. This Agreement and the performance hereof will be construed in accordance with, and governed by, the laws of the State of South Carolina.

     25. SCHEDULES. The Schedules attached to this Agreement constitute a part of this Agreement and are incorporated herein by reference in their entirety as if fully set forth in this Agreement at the point where first mentioned.

     26. SECTION HEADINGS. The section headings contained in this Agreement are inserted as a matter of convenience and shall not affect in any way the construction of the terms of this Agreement.

     27. TIME OF ESSENCE. Time is of the essence to the performance of the obligations set forth in this Agreement.

     28. TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

               (a) By the mutual consent of Seller and Purchaser;

               (b) By either party to this Agreement if the other party to this Agreement shall have materially breached any of the representations and warranties of such other party set forth in this Agreement and such other party shall have failed to cure such breach within thirty (30) calendar days after receipt of written notice of such breach.

     29. REMEDIES. Seller, Purchaser and Parent represent and acknowledge that, because of the unique nature of the Business and the Assets, failure of either party to carry out its obligation to perform this Agreement on the Closing Date would cause irreparable injury; Seller, Purchaser and Parent accordingly agree that, in addition to any other remedies available to Seller, Purchaser and Parent, any such failure by either party to perform this Agreement shall be subject to the remedy of specific performance.

     30. FURTHER ASSURANCES. Seller, Purchaser and Parent agree to execute and deliver all of the agreements, documents and instruments required by the terms of this Agreement, and to execute such other agreements, documents or instruments and take such further actions, as may be necessary or desirable to effectuate the transactions contemplated hereby, whether prior to, at, or after the Closing.

     31. PRORATIONS. There shall be prorated between Seller and Parent/Purchaser as of the Closing Date:

               (a) all real estate taxes and installments or assessments as shown by the latest available information at the courthouse; and

                  (b)      all personal property taxes; and

                  (c)      utility bills.

     32. CONFIDENTIALITY. Seller and Purchaser agree that the terms of this Agreement and related documents shall be confidential and neither Seller or Purchaser or their officers or directors, employees, agents or affiliates shall disclose the contents of the Agreement to any third party. Notwithstanding the foregoing, disclosure shall be permitted as required by law including but not limited to, requirements of Seller to disclose material portions of the terms under federal and state securities law and or regulations.

     33. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THE AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     (A) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN CHARLESTON, SOUTH CAROLINA PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR AN ADDITIONAL 60 DAYS.

     (B) RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY PAYEE OF THE PROTECTION AFFORDED TO IT BY AN APPLICABLE LAW; OR (III) LIMIT THE RIGHT OF PAYEE HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. PAYEE MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSURE UPON SUCH
PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THE EXERCISE OR SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     IN WITNESS WHEREOF, Seller and Purchaser have caused this Asset Purchase Agreement to be executed by their duly authorized officers as of the day, month and year first written above.

                                        SELLER:
                                        HARLEY F. FREIBERGER, M.D.,
                                        Individually and D/B/A
                                        THE CHARLESTON DERMATOLOGY AND
                                        COSMETIC SURGERY CENTER




                                        BY:/s/ Harley F. Frieberger
                                           -----------------------------
                                                NAME: HARLEY F. FREIBERGER, M.D.
                                                TITLE: SOLE PROPRIETOR


                                        PURCHASER:

                                        LIGHT TOUCH VEIN & LASER OF
                                        SOUTH CAROLINA, INC.

                                        BY: /s/ Harley F. Freiberger
                                           ----------------------------
                                           NAME:  /s/ Harley F. Freiberger
                                                --------------------------
                                           TITLE:  /s/ President
                                                --------------------------


                                        PARENT:

                                        LIGHT TOUCH VEIN & LASER, INC.



                                        BY: /s/ Gregory F. Martini
                                           ----------------------------
                                           NAME:  /s/Gregor F. Martini
                                                --------------------------
                                           TITLE:  /s/ President
                                                --------------------------